UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 11, 2017

Date of Report (Date of earliest event reported)

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 731-8389

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 2.02                                           Results of Operations and Financial Condition.

On May 11, 2017, aTyr Pharma, Inc. (the “Company”) announced financial results for the quarter ended March 31, 2017 in the earnings release attached hereto as Exhibit 99.1.

The information under this Item 2.02, including Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kathyrn E. Falberg completed her term as a director of the Company and did not stand for reelection when her term as a Class II director expired at the Company’s 2017 Annual Meeting of Stockholders held on May 9, 2017 (the “Annual Meeting”).  Ms. Falberg previously served as a member of the Audit Committee and as a member of the Nominating and Corporate Governance Committee.  Ms. Falberg’s decision not to stand for reelection was not a result of a disagreement with management regarding the Company’s operations, policies, practices or otherwise.

As previously reported, the Board of Directors of the Company recently appointed two new members to the Board, Jeffrey S. Hatfield and Timothy P. Coughlin.  Following the Annual Meeting, the Board decreased the number of directors comprising the Board from ten members to nine members and reclassified one of the Class I directors, Mr. Coughlin, as a Class II director as of the date of the Annual Meeting in order to balance the number of members in each class at three members.   Mr. Coughlin will hold office until the expiration of the term of the current Class II directors at the Company’s 2020 Annual Meeting of Stockholders or until his successor is duly elected and qualified or his earlier resignation or removal.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the Annual Meeting:

(i) The election of two Class II directors, as nominated by the Board of Directors, to hold office until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

(ii) The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 30, 2017.

The number of shares of common stock entitled to vote at the annual meeting was 23,748,176.  The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 19,266,102.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Proposal 1 – Election of Class II Directors

Director Nominee	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Vote
James C. Blair, Ph.D.	13,532,277	1,475,537	4,258,288
John D. Mendlein, Ph.D.	12,588,185	2,419,629	4,258,288

Proposal 2 – Ratification of the Appointment of Ernst and Young, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.

Number of Shares Voted For	Against	Abstain	Broker Non-Vote
18,551,286	136,543	578,273	─

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

99.1	Earnings Press Release of aTyr Pharma, Inc. dated May 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ John D. Mendlein
John D. Mendlein, Ph.D.
Chief Executive Officer

Date: May 11, 2017

INDEX TO EXHIBITS

99.1	Earnings Press Release of aTyr Pharma, Inc. dated May 11, 2017